EXHIBIT 99.1

For details contact:
Larry Thede Phone (720)283-2450 E-mail: ir@udrt.com www.udrt.com
PRESS RELEASE
UNITED DOMINION REALTY TRUST, INC. ANNOUNCES
SECOND QUARTER RESULTS
RICHMOND, VA. (July 25, 2005) United Dominion Realty Trust, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $59.4 million, or $0.40 per share (diluted), for the quarter ended June 30, 2005. This compares to FFO of $56.6 million, or $0.39 per share (diluted), for the same period a year ago.
“Our focus on operations and asset quality, combined with the repositioning of our portfolio and the execution of enhancement opportunities within that portfolio, continues to create shareholder value,” stated Thomas W. Toomey, President and Chief Executive Officer. “Revenue growth is strengthening and both margins and returns on invested capital are growing, despite a declining cap rate environment. I’m very pleased with our results and am excited about the future of our company.”
Highlights from the Second Quarter
•	Achieved same store occupancy of 94.4%,up from 93.9% in the second quarter of 2004
•	Increased same store monthly collections by 2.9% and reduced concessions by 28.5%, year over year
•	Acquired one apartment community for $37.8 million and one parcel of land for $2.9 million
•	Sold one apartment community for $100 million, realizing a gain of $46 million
•	Sold 27 condominiums for $8.3 million, realizing a gain of $1.9 million
•	Extended the term of our credit facility for an additional two years and amended the provisions, reducing our cost
•	Issued $50 million of senior unsecured notes through a re-opening of our 5.25% senior note program, due January 15, 2015
•	Elected to convert a $75 million variable rate debt facility, currently yielding 3.77%, to a fixed rate of 4.86% for 7 years, effective December 1, 2005
•	Repaid $41.3 million of debt carrying a weighted average interest rate of 8.0%
Portfolio Operating Performance and Same Community Results
During the second quarter, 62,327 apartment homes, or 81% of total apartment homes, were classified as Same Community. The Company defines Same Community as all multifamily communities owned and stabilized for at least five quarters as of the beginning of the most recent quarter.

Same Community Results, Quarter/Quarter
($ in thousands, except collections and reimbursements per occupied home)

	2nd Qtr ’05	2nd Qtr ’04	% Change
Rent and other income	$139,674	$136,418	2.4%
Concessions	2,762	3,860	-28.5%
Bad debt	653	833	-21.6%
Total income	136,259	131,725	3.4%
Expenses	51,159	50,203	1.9%
Net operating income	85,100	81,522	4.4%

Avg. monthly collections per occupied home	$741	$720	2.9%
Avg. monthly reimbursements per occupied home	$31	$30	3.3%
Avg. physical occupancy	94.4%	93.9%	50bps
Operating margin	62.5%	61.9%	60bps
Annualized resident turnover rate	64.4%	65.5%	-110bps
Resident credit loss, % of effective rent	0.5%	0.6%	-10bps
On a quarter-over-quarter basis, second quarter 2005 Same Community Net Operating Income (“NOI”) improved 4.4% as a result of a 3.4% increase in revenues from rental and other income and a 1.9% increase in operating expenses.
On a Same Community basis, 83% of the portfolio generated positive Same Community NOI growth second quarter 2005 compared to second quarter 2004.
Same Community Results, Quarter/Quarter
($ in thousands, except collections and reimbursements per occupied home)

	2nd Qtr ’05	1st Qtr ’05	% Change
Rent and other income	$139,674	$138,130	1.1%
Concessions	2,762	3,358	-17.8%
Bad debt	653	139	369.8%
Total income	136,259	134,633	1.2%
Expenses	51,159	51,571	-0.8%
Net operating income	85,100	83,062	2.5%
Avg. monthly collections per occupied home	$741	$732	1.2%
Avg. monthly reimbursements per occupied home	$31	$31	0.0%
Avg. physical occupancy	94.4%	94.4%	0bps
Operating margin	62.5%	61.7%	80bps
Annualized resident turnover rate	64.4%	55.7%	870bps
Resident credit loss, % of effective rent	0.5%	0.1%	40bps
Sequentially, comparing second quarter 2005 to first quarter 2005, Same Community NOI improved 2.5% due to a 1.2% increase in revenues from rental and other income and a 0.8% decrease in expenses.
On a Same Community basis, 76% of the portfolio generated positive Same Community NOI growth second quarter 2005 over first quarter 2005.

Non-Mature Properties
The composition of the Company’s portfolio has changed significantly over the past three years. Currently, 19% of the portfolio is considered ‘non-mature’, meaning that the communities have not been owned or stabilized for more than five quarters. In the coming quarters, the Same Community portfolio will benefit from an influx of acquired properties currently considered non-mature in California, Metropolitan Washington D.C. and Florida, which are high rent and high occupancy markets. These high barrier markets comprise approximately 66% of non-mature NOI. The overall average monthly net rent per occupied unit of our high barrier non-mature assets is over $1,100 per month.
Portfolio Repositioning
During the second quarter, the Company acquired one apartment community in Jacksonville, Florida with 400 apartment homes for a purchase price of $37.8 million (averaging $94,390 per home.) The community is 15 years old but underwent an exterior renovation in 2003 and the company intends to implement its kitchen and bath upgrade program over time. This property was acquired at a cap rate of 5.6% using forward twelve months of operations and a reserve for capital expenditures of $510 per home. In addition, the Company paid $2.9 million to purchase one parcel of land adjacent to an existing community in Plano, Texas.
The Company sold one older community in Anaheim, California with 768 apartment homes for $100 million at a cap rate of 5.4% using trailing twelve months of operations less an actual capital expenditure reserve of $510 per home and a management fee of 2.75%. These homes were 34 years old, approximately 630 square feet in size, and generated $969 per month in rent. The sale generated a gain of $46.2 million. In addition, the Company sold 27 condominiums for $8.3 million and an after tax profit of $1.9 million.
Financing Activities
During the second quarter, the Company amended its $500 million unsecured revolving credit facility and extended the term an additional two years. Based on the Company’s current credit ratings, the credit facility carries an interest rate equal to LIBOR plus a spread of 57.5 basis points, which represents a 12.5 basis point reduction to the previous unsecured revolver, and the facility fee was reduced from 20 basis points to 15 basis points. Under a competitive bid feature and for so long as the Company maintains an Investment Grade Rating, the Company has the right to bid out 100% of the commitment amount. Recent competitive bid pricing has been LIBOR plus 14 to 19 basis points. The Company has the right to increase the credit facility to $750 million.
In April, the Company issued $50 million aggregate principal amount of 5.25% senior unsecured notes due January 2015 under its medium-term note program. These notes represented a re-opening of the 5.25% senior unsecured notes due January 2015 that were issued in November 2004, and constitute a single series of notes. The April 2005 issuance brought the aggregate principal amount of the 5.25% senior unsecured notes to $250 million.
During the quarter, the Company elected to convert a $75 million variable rate debt placement to a fixed rate of 4.86%. The rate, currently at 3.77%, will float until December 1, 2005 and then convert to a 7-year fixed rate of 4.86%.

Earnings Guidance
The Company believes that financial results for 2005 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities, portfolio repositioning, financing activities, its ability to prepay high coupon debt, and other factors. The Company’s guidance for the third quarter 2005 FFO is $0.39 to $0.42 per share (diluted) and $1.59 to $1.65 per share (diluted) for the full year 2005. All guidance is based on the current expectations and judgment of the Company’s management team.
Detailed assumptions for the Company’s 2005 guidance can be found on our website at:
http://media.corporate-ir.net/media_files/irol/11/112440/guidance/guidance.pdf
A reconciliation of the range provided for projected 2005 FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

	2005
	High-end	Low-end
Funds From Operations(1)	$1.65	$1.59
Conversion to GAAP Share Count (2)	0.16	0.15
Minority Interest of OP Unit Holders (2)	(0.02)	(0.04)
Depreciation (3)	(1.50)	(1.45)
Gains (3)	0.75	0.37
Preferred Dividends	(0.07)	(0.07)

Expected Earnings Per Share	$0.97	$0.55

(1)	The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations (“FFO”) (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (GAAP)), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.

(2)	Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.

(3)	Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.
Supplemental Information
The Company offers Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at:
www.udrt.com/resources/files/Investor_Relations/2Q2005.pdf

Conference Call Information
Date: July 26, 2005
Time:1:00 p.m. Eastern Time

To Participate in the Telephone Conference Call:
Domestic: 800-240-2134
International: 303-262-2075
If you have any questions, please contact:
Karen Droba : 312-640-6770
E-mail: kdroba@financialrelationsboard.com

Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 11033157
The playback can be accessed through August 5, 2005.
Webcast:
The conference call will also be available on UDR’s website at www.udrt.com and at www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on CCBN’s website.
About United Dominion Realty Trust, Inc.
United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has raised the dividend each of the last 29 years. United Dominion is included in the S&P MidCap 400 Index. At June 30, 2005, the Company owned 77,289 apartment homes and had 1,335 homes under development. Additional information about United Dominion may be found on its Web site at www.udrt.com.
Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, the expectation that approximately 50% of projected 2005 net operating income will come from California, Florida and Metropolitan Washington D.C., delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2005	2004	2005	2004
Rental income	$169,427	$140,651	$334,489	$277,480
Rental expenses:
Real estate taxes and insurance	19,533	16,849	39,454	33,462
Personnel	17,413	14,231	34,098	28,390
Utilities	9,405	8,014	19,301	16,843
Repair and maintenance	10,543	9,289	20,852	17,436
Administrative and marketing	5,822	4,895	11,586	9,646
Property management	4,844	4,390	9,657	8,751
Other operating expenses	290	291	580	561

	67,850	57,959	135,528	115,089
Non-property income:
Sale of technology investment	—	—	12,306	—
Non-property income	39	1,062	657	1,406

	39	1,062	12,963	1,406
Other expenses:
Real estate depreciation and amortization	51,372	39,151	101,530	76,574
Interest	39,079	29,084	78,012	57,770
General and administrative	4,909	4,627	11,908	9,381
Loss on early debt retirement	18	—	6,785	5
Other depreciation and amortization	677	810	1,337	1,703

	96,055	73,672	199,572	145,433
Income before minority interests and discontinued operations	5,561	10,082	12,352	18,364
Minority interests of outside partnerships	(54)	(50)	(112)	(115)
Minority interests of unitholders in operating partnerships	(107)	(208)	(277)	(322)

Income before discontinued operations, net of minority interests	5,400	9,824	11,963	17,927
Income from discontinued operations, net of minority interests (including gain on sales)(A)	47,041	18,687	55,420	25,896

Net income	52,441	28,511	67,383	43,823
Distributions to preferred stockholders — Series B	(2,911)	(2,911)	(5,822)	(5,822)
Distributions to preferred stockholders — Series D (Convertible)	—	(1,045)	—	(2,080)
Distributions to preferred stockholders — Series E (Convertible)	(931)	(1,138)	(1,863)	(2,276)
Premium on preferred stock conversions	—	(1,562)	—	(3,125)

Net income available to common stockholders	$48,599	$21,855	$59,698	$30,520

Earnings per weighted average common share — basic and diluted:
Income from continuing operations available to common stockholders, net of minority interests	$0.01	$0.02	$0.03	$0.04
Income from discontinued operations, net of minority interests	$0.35	$0.15	$0.41	$0.20
Net income available to common stockholders	$0.36	$0.17	$0.44	$0.24
Common distributions declared per share	$0.3000	$0.2925	$0.6000	$0.5850
Weighted average number of common shares outstanding — basic	136,150	127,150	136,108	127,057
Weighted average number of common shares outstanding — diluted	137,051	128,065	137,062	127,996

(A)	Discontinued operations represents all properties sold since January 1, 2002 and properties that are currently classified as held for disposition at June 30, 2005.

Attachment 2

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2005	2004	2005	2004
Net income	$52,441	$28,511	$67,383	$43,823
Adjustments:
Distributions to preferred stockholders	(3,842)	(5,094)	(7,685)	(10,178)
Real estate depreciation and amortization	51,372	39,151	101,530	76,574
Minority interests of unitholders in operating partnership	107	208	277	322
Real estate depreciation related to unconsolidated entities	74	80	136	137
Discontinued Operations:
Real estate depreciation	331	4,082	1,892	9,571
Minority interests of unitholders in operating partnership	2,923	1,271	3,444	1,762
Net gain on sale of depreciable property	(46,781)	(13,814)	(53,804)	(15,019)

Funds from operations (“FFO”) — basic	$56,625	$54,395	$113,173	$106,992

Distribution to preferred stockholders — Series D and E (Convertible)	931	2,183	1,863	4,356

Funds from operations — diluted	$57,556	$56,578	$115,036	$111,348

Gains on the disposition of real estate developed for sale — diluted	1,865	—	2,324	—

FFO with gains on the disposition of real estate developed for sale — diluted	$59,421	$56,578	$117,360	$111,348

Weighted average number of common shares and OP Units outstanding — basic	144,657	135,830	144,621	135,740
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	150,153	145,038	150,170	144,972

FFO per common share — basic	$0.39	$0.40	$0.78	$0.79

FFO per common share — diluted	$0.40	$0.39	$0.78	$0.77

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

For the three and six months ended June 30, 2004, distributions to preferred stockholders exclude $1.6 million and $3.1 million, respectively, related to a premium on preferred stock conversions.

Attachment 2(A)

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS (continued)
(Unaudited)

     The following is a reconciliation of GAAP gains from the disposition of real estate developed for sale to gross gains from the disposition of real estate developed for sale.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands	2005	2004	2005	2004
GAAP gains from the disposition of real estate developed for sale	$1,885	$—	$2,351	$—
Less: accumulated depreciation	(20)	—	(27)	—

Gains from the disposition of real estate developed for sale	$1,865	$—	$2,324	$—

Gains from the disposition of real estate investments developed for sale is defined as net sales proceeds less a tax provision (such development by REITs must be conducted in a TRS) and the gross investment basis of the asset before accumulated depreciation. We consider FFO with gains/losses on real estate developed for sale to be a meaningful supplemental measure of performance because the short-term use of funds produce a profit which differs from the traditional long-term investment in real estate for REITs.

Attachment 3

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
In thousands, except share and per share amounts	2005	2004
ASSETS
Real estate owned:
Real estate held for investment	$5,055,626	$4,845,930
Less: accumulated depreciation	(1,025,886)	(932,149)

	4,029,740	3,913,781
Real estate under development	90,623	64,921
Real estate held for disposition (net of accumulated depreciation of $46,032 and $75,738)	139,811	256,707

Total real estate owned, net of accumulated depreciation	4,260,174	4,235,409
Cash and cash equivalents	6,167	7,904
Overnight investment	11,290	—
Restricted cash	4,424	6,086
Deferred financing costs, net	27,626	25,151
Investment in unconsolidated development joint venture	363	458
Funds held in escrow from 1031 exchanges pending the acquisition of real estate	—	17,039
Note receivable	5,000	5,000
Other assets	41,686	34,266
Other assets — real estate held for disposition	6,511	688

Total assets	$4,363,241	$4,332,001

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured debt	$1,062,873	$1,186,140
Secured debt — real estate held for disposition	14,946	11,784
Unsecured debt	1,848,668	1,682,058
Real estate taxes payable	24,683	28,394
Accrued interest payable	28,231	18,773
Security deposits and prepaid rent	24,765	24,394
Distributions payable	45,850	44,624
Accounts payable, accrued expenses, and other liabilities	50,376	49,837
Other liabilities — real estate held for disposition	3,695	6,953

Total liabilities	3,104,087	3,052,957
Minority interests	79,195	83,593
Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized;
5,416,009 shares of 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2004)	135,400	135,400
2,803,812 shares of 8.00% Series E Cumulative Convertible issued and outstanding (2,803,812 shares in 2004)	46,571	46,571
Common stock, $1 par value; 250,000,000 shares authorized 137,104,879 shares issued and outstanding (136,429,592 shares in 2004)	137,105	136,430
Additional paid-in capital	1,627,639	1,614,916
Distributions in excess of net income	(754,438)	(731,808)
Deferred compensation — unearned restricted stock awards	(12,318)	(6,058)

Total stockholders’ equity	1,179,959	1,195,451

Total liabilities and stockholders’ equity	$4,363,241	$4,332,001